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                                                                      EXHIBIT 16

March 3, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Smith & Wesson Holding Corporation
      Commission File No. 029015


Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of Smith & Wesson Holding Corporation to be filed with the Securities and Exchange Commission on or around March 3, 2003 and agree with the statements contained therein.

Very truly yours,


/s/ Stonefield Josephson, Inc.
Certified Public Accountants